Exhibit 10.32

Addendum to Employment Contract

      Agreement made as of December 1, 2004, between Beverly Enterprises, Inc., a Delaware corporation (the “Company”), and William R. Floyd (the “Executive”);

      WHEREAS, the Company and the Executive desire to amend the Employment Contract of December 6, 2001 between them;

      NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

      1. Revise section 4(b)(xiii)iii to read: “lump sum option will be made available with the lump sum present value based on the discount rate set forth in Section 4. 4(b) of the 2000 plan, but with no additional discount, consistent with the Company’s intent as clarified.”

      2. Add a new section 4(b)(xv) which reads: “To continue as a participant in the Company’s Executive Allowance Program pursuant to its terms.”

      3. Add a new section 4(b)(xvi) which reads: “To continue as a participant in the Retention Enhancement Program (“REP”) under the Company’s Executive Deferred Compensation Plan (“EDCP”), subject to the REP’s and applicable EDCP terms and conditions.”

      4. Add a new section 4(b)(xvii) which reads: “To continue as a participant in the Company’s Long Term Care Plan pursuant to its terms.”

      5. Revise section 7(c)(ii) to read: “The Company shall maintain in force, at its own expense, for the remainder of the Executive’s life, life insurance under the Company’s Executive Split Dollar Life Insurance Plan in an amount not less than $835,000.00, naming the Executive as beneficiary, and payable to Executive’s estate upon death.”

      The parties have duly executed this Agreement to be effective as of the date first written above.

Beverly Enterprises, Inc.		Executive

By:

	Chair, Nominating and Compensation Committee Board of Director	William R. Floyd

By:

Douglas J. Babb Executive Vice President Chief Administrative and Legal Officer